99.2 Effect of changes on amounts previously reported for Q1 2012.

	USD 000's	Q1 2012	Reclassify Primaloft	Q1 2012
		As reported	to Discontinued	as restated
Net sales	Machine Clothing	$ 164,288	$ -	$ 164,288
	Composites	15,789		15,789
	Primaloft	8,476	(8,476)	-
	Total	$ 188,553	$ (8,476)	$ 180,077

Gross margin	Machine Clothing	$ 67,998	$ -	$ 67,998
	Composites	1,393		1,393
	Primaloft	3,548	(3,548)	-
	Non Segment	(1,105)		(1,105)
	Total	$ 71,834	$ (3,548)	$ 68,286

Selling, technical	Machine Clothing	$ 36,480	$ -	$ 36,480
general and research	Composites	1,364		1,364
expenses	Primaloft	1,992	(1,992)	-
	Research	6,065		6,065
	Non Segment	15,853		15,853
	Total	$ 61,754	$ (1,992)	$ 59,762

Pension settlement	Non Segment	$ 9,175	$ -	$ 9,175
charge

Restructuring	Machine Clothing	$ 673	$ -	$ 673
included in segment	Composites			-
operating income	Primaloft	-	-	-
	Research	-		-
	Non Segment	(415)		(415)
	Total	$ 258	$ -	$ 258

Operating income	Machine Clothing	$ 30,845	$ -	$ 30,845
	Composites	29		29
	Primaloft	1,556	(1,556)	-
	Research	(6,065)		(6,065)
	Non Segment	(25,718)		(25,718)
	Total	$ 647	$ (1,556)	$ (909)